Exhibit 10.6

Drawn by and mail after recording to:

Moore & Van Allen PLLC (MPH)

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

                     COUNTY/PARISH

OBLIGATIONS SECURED HEREBY PROVIDE FOR

A FLUCTUATING INTEREST RATE

MULTISTATE MORTGAGE,

SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING (LOUISIANA)

BY:	THE PANTRY, INC., “Mortgagor”

IN FAVOR OF:	WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent, “Mortgagee”

BE IT KNOWN, that on the 9th of January, 2008, before me, the undersigned Notary Public, duly commissioned and qualified in and for the State of North Carolina and the County of Mecklenburg, and in the presence of the undersigned competent witness, personally came and appeared:

THE PANTRY, INC., a Delaware corporation, whose mailing address is 1801 Douglas Drive, Sanford, NC 27331, and whose federal taxpayer identification number is 561574463, appearing herein through Frank G. Paci, its Sr. Vice President – Finance, Chief Financial Officer and Secretary and duly authorized representative pursuant to a resolution of its board of directors, a certified copy of which is attached hereto (the “Mortgagor”) WHO AFTER BEING DULY SWORN DECLARED AS FOLLOWS:

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING (LOUISIANA)

COLLATERAL IS OR INCLUDE FIXTURES

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (LOUISIANA) (this “Mortgage”) is made and entered into as of January 9, 2008, by Mortgagor in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Agent”) for the lenders party to the Credit Agreement (defined below) (such lenders, together with their respective successors and assigns, collectively, the “Lenders”), having an address at 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680 (Agent, together with its successors and assigns, “Mortgagee”).

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Third Amended and Restated Credit Agreement, dated as of May 15, 2007 (as may be further amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”), which is incorporated herein by reference, among Mortgagor, certain domestic subsidiaries of Mortgagor, the Lenders and Mortgagee. As used herein, the following terms shall have the following meanings:

1.1.1 “Indebtedness”: (1) (a) all Credit Party Obligations of any type now existing or hereafter arising, including by way of successive reborrowings and repayments, of principal, interest and other amounts evidenced or secured by the Credit Agreement and the other Credit Documents (as defined therein), including, without limitation (i) revolving credit promissory notes of the Mortgagor, under which sums may be advanced, paid back and readvanced (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed, replaced, restated or amended and restated from time to time, collectively, the “Revolving Notes”), in the aggregate original principal amount of up to $225,000,000, maturing on May 15, 2013; (ii) those certain term loan notes (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed, replaced, restated or amended and restated from time to time, collectively, the “Term Notes”), in the aggregate principal amount of up to $450,000,000, maturing on May 15, 2014; (iii) letters of credit for the account of the Mortgagor or any other Credit Party (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed, replaced, restated or amended and restated from time to time, collectively, the “Letters of Credit”), in the aggregate principal amount not to exceed $120,000,000, maturing not later than May 15, 2013; (v) swingline promissory notes made by the Mortgagor (as such note or notes are referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed, replaced, restated or amended and restated from time to time, collectively, the “Swingline Notes”) in the aggregate original principal amount not to exceed $15,000,000, maturing on May 15, 2013; and (vi) those certain Incremental Facilities (as defined in the Credit Agreement), under which sums may be advanced from time to time in an amount not to exceed $200,000,000; and (b) principal, interest and other amounts that may hereafter be loaned by Mortgagee or any of the Lenders under or in connection with the Credit Agreement or any of the other Credit Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee, any of the Lenders and any Hedging Agreement Provider under documents that recite that they are intended to be secured by this Deed of Trust (to the extent permitted by the Credit Agreement), including any obligations or liability arising under any Secured Hedging Agreements. The Revolving Notes, the Swingline Note and the Term Notes shall hereinafter collectively be called the “Notes.”

1.1.2 “Mortgaged Property”: All of Mortgagor’s interest in (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements (the “Personalty”), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property, (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (7) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (8) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, and (12) all of Mortgagor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

1.1.3 “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement and the other Credit Documents.

1.1.4 “UCC”: The Uniform Commercial Code of LOUISIANA or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than LOUISIANA, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.1.5 “Incorporation by Reference”: The Credit Agreement and the Credit Documents and the terms contained therein are hereby incorporated by reference into this Mortgage as if set forth verbatim. In executing this Mortgage, Mortgagor agrees to be bound by all provisions of the Credit Agreement and the Credit Documents.

ARTICLE 2

GRANT

Section 2.1 Grant.

2.1.1 In order to secure the Indebtedness that may be outstanding at any time from time to time up to the maximum amount of $900,000,000.00 (the “Maximum Amount”) Mortgagor does hereby mortgage, affect and hypothecate in favor of Mortgagee and Mortgagees’s successors and assigns, but subject to the terms and provisions hereinafter set forth, all of Mortgagor’s right, title and interest in and to the Mortgaged Property, to the full extent that the Mortgaged Property is susceptible to mortgage under the Louisiana Civil, Code, Louisiana Revised Statutes and other provisions of Louisiana law, forever, and grants a continuing security interest to Mortgagee and Mortgagee’s successors and assigns, but subject to the terms hereinafter set forth, in all of Mortgagor’s right, title and interest in and to the Mortgaged Property to the full extent that such property is susceptible to a security interest under Chapter 9 of the Louisiana Uniform Commercial Code, La R.S. §10:9-101 et seq. or any other provision of Louisiana law.

2.1.2 Mortgagor covenants the Mortgagor is lawfully seized of the Mortgaged Property in fee simple absolute, that Mortgagor has good right and is lawfully authorized to sell, convey or encumber the same, and that the Mortgaged Property is free and clear of all encumbrances except as expressly provided herein. Mortgagor further covenants to warrant and forever defend all and singular the Mortgaged Property Mortgagee and the heirs, successors and assigns of Mortgagee from and against Mortgagor and all persons whomsoever lawfully claiming the Mortgaged Property or any part of the Mortgaged Property.

2.1.3 PROVIDED ALWAYS, nevertheless, and it is the true intent and meaning of Mortgagor and Mortgagee, that if Mortgagor pays or causes to be paid to Mortgagee the Indebtedness and Obligations, the estate hereby granted shall cease, determine and be utterly null and void; otherwise said estate shall remain in full force and effect.

2.1.4 The lien of this Mortgage will automatically attach, without further act, to all fixtures now or hereafter located in or on, or attached to, or used or intended to be used in connection with or with the operation of, the Mortgaged Property or any part of the Mortgaged Property.

Section 2.2 Future Advances. In addition to all other indebtedness secured by this Mortgage, this Mortgage shall also secure and constitute a first lien on the Mortgaged Property for present and future obligations of Mortgagor to Mortgagee, and this Mortgage is executed to secure all such obligations. Any future obligations and advances may be made in accordance with the Credit Agreement or the Credit Documents, at the option of the Mortgagee. The total amount of the indebtedness that may be secured by this Mortgage may increase or decrease from time to time. The amount of the present disbursement secured hereby is $348,250,000 and the maximum principal amount which may be secured hereby at any one time is $900,000,000.00, together with interest thereon; provided, however, the said maximum principal amount which may be increased by such additional sums or amounts as may be advanced by Mortgagee pursuant to this Mortgage, Credit Agreement and all other Credit Documents and all such additional sums and amounts shall be deemed necessary expenditures for the protection of the security. This Mortgage has been executed by Mortgagor pursuant to Article 3298 of the Louisiana Civil Code and other applicable law for the purpose of securing the Indebtedness that may now be existing and/or that may arise in the future as provided herein, with the preferences and priorities provided under applicable Louisiana law. However, nothing under this Mortgage shall be construed as limiting the duration of this Mortgage or the purpose or purposes for which the Indebtedness may be requested or extended.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests other than Permitted Liens (as defined in the Credit Agreement). This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property, subject only to the Permitted Liens.

Section 3.2 First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage, the Credit Agreement and the other Credit Documents. If any lien or security interest is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

Section 3.3 Payment and Performance. Mortgagor shall pay the Indebtedness when due under the Credit Agreement and the other Credit Documents and shall perform the Obligations in full when they are required to be performed.

Section 3.4 Replacement of Fixtures. Except as may be permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee (said consent not to be unreasonably withheld or delayed), permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage, the Credit Agreement and the other Credit Documents, and free and clear of any other lien or security interest except Permitted Liens.

Section 3.5 Inspection. Mortgagor shall permit Mortgagee and the Lenders, and their respective agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as provided in the Credit Agreement.

Section 3.6 Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article, shall be covenants running with the land.

Section 3.7 Condemnation Awards and Insurance Proceeds.

3.7.1 Condemnation Awards. Mortgagee shall be entitled to be made a party to, be notified by Mortgagor of and to participate in any proceeding, whether formal or informal, for condemnation or acquisition pursuant to power of eminent domain of any portion of the Mortgaged Property. Mortgagor assigns to Mortgagee the right to collect and receive any payment or award to which Mortgagor would otherwise be entitled by reason of condemnation or acquisition pursuant to power of eminent domain of any portion of the Mortgaged Property. Any such payment or award received by Mortgagee may, at Mortgagee’s option, (i) be applied by Mortgagee to payment of any Indebtedness or any Obligations in such order as Mortgagee may determine or (ii) be applied in a manner determined by Mortgagee to the replacement of the portion of the Mortgaged Property taken and to the repair or restoration of the remaining portion of the Mortgaged Property or (iii) be released to Mortgagor upon such conditions as Mortgagee may determine or (iv) be used for any combination of the foregoing purposes. No portion of an indemnity payment which is applied to replacement, repair or restoration of any portion of the Mortgaged Property or which is released to Mortgagor shall be deemed a payment against any Indebtedness or any Obligations.

3.7.2 Insurance Proceeds. Mortgagor will keep the Land, Improvements, Fixtures and Personalty (collectively, the “Insured Premises”) insured by such company or companies as Mortgagee may reasonably approve for the full insurable value thereof in accordance with the Credit Agreement. Such insurance will be payable to Mortgagee as the interest of Mortgagee may appear pursuant to the New York standard form of mortgage clause or such other form of mortgage clause as may be required by Mortgagee and will not be cancelable by either the insurer or the insured without at least thirty days’ prior written notice to Mortgagee. Mortgagor hereby assigns to Mortgagee the right to collect and receive any indemnity payment otherwise owed to Mortgagor upon any policy of insurance insuring any portion of the Insured Premises, regardless of whether Mortgagee is named in such policy as a person entitled to collect upon the same. Any indemnity payment received by Mortgagee from any such policy of insurance shall be applied as set forth in the Credit Agreement. No portion of any indemnity payment which is applied to the replacement, repair or restoration of any portion of the Insured Premises or which is released to Mortgagor shall be deemed a payment against any Indebtedness or any Obligations. Mortgagor will keep the Insured Premises continuously insured as herein required and will deliver to Mortgagee the original of each policy of insurance required hereby. Mortgagor will pay each premium coming due on any such policy of insurance and will deliver to Mortgagee proof of such payment coming due on any such policy of insurance and will deliver to Mortgagee proof of such payment at least ten days prior to the date such premium would become overdue or delinquent. Upon the expiration or termination of any such policy of insurance, Mortgagor will furnish to Mortgagee at least ten days prior to such expiration or termination the original of a renewal or replacement policy of insurance meeting the requirements of this Mortgage. Upon foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to any policy of insurance upon the Insured Premises which is in the custody of Mortgagee, including the right to unearned premiums, shall vest in the purchaser of the

Insured Premises at foreclosure, and Mortgagor hereby appoints Mortgagee as the attorney in fact of Mortgagor to assign all right, title and interest of Mortgagor in and to any such policy of insurance to such purchaser. This appointment is coupled with an interest and shall be irrevocable.

Section 3.8 Maintenance. Mortgagor will maintain the Mortgaged Property in good condition and repair and will neither permit nor allow waste of any portion of the Mortgaged Property. Mortgagor will promptly repair or restore any portion of the Mortgaged Property which is damaged or destroyed by any cause whatsoever and will promptly pay when due all costs and expenses of such repair or restoration. Mortgagor will not remove or demolish any improvement or fixture which is now or hereafter part of the Mortgaged Property and will cut no timber on the Mortgaged Property without the express written consent of Mortgagee. Mortgagee shall be entitled to specific performance of the provisions of this paragraph.

Section 3.9 Taxes and Assessments. Mortgagor will pay all taxes, assessments and other charges which constitute or are secured by a lien upon the Mortgaged Property, and will deliver to Mortgagee proof of payment of the same not less than ten (10) days prior to the date the same becomes delinquent; provided that Mortgagor shall be entitled by appropriate proceedings to contest the amount or validity of such tax, assessment or charge so long as the collection of the same is stayed during the pendency of such proceedings and Mortgagor deposits with the authority to which such tax, assessment or charge is payable or with Mortgagee appropriate security for payment of the same, together with any applicable interest and penalties, should the same be determined due and owing.

Section 3.10 Due on Sale. Mortgagor agrees that if the Mortgaged Property or any part thereof or interest therein if sold, assigned, transferred, conveyed or otherwise alienated by Mortgagor, whether voluntarily or involuntarily or by operation of law other than in accordance with the Credit Agreement, Mortgagee, at its own option, may declare the Indebtedness secured hereby and all other Obligations hereunder to be forthwith due and payable.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1 Remedies. If an Event of Default exists, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

4.1.1 Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

4.1.2 Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

4.1.3 Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alternations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.6.

4.1.4 Foreclosure and Sale. Commence proceedings to collect such sums, foreclose this Mortgage and sell the Mortgaged Property. If default shall be made in the payment of any amount due under this Mortgage, the Credit Agreement or any other Credit Document, then, upon Mortgagee’s demand, Mortgagor will pay to Mortgagee the whole amount due and payable under the Credit Agreement and the other Credit Documents and all other Indebtedness or Obligations; and if Mortgagor shall fail to pay such sums upon such demand, Mortgagee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs and expenses including the reasonable compensation, expenses and disbursements of Mortgagee’s agents and attorneys incurred in connection with such suit and any appeal of such suit. Mortgagee shall be entitled to sue and recover judgment, as set forth above, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any taking, possession or foreclosure sale under this Mortgage, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien of this Mortgage. At the option of the Mortgagee, this Mortgage may be foreclosed by judicial proceedings, or by non-judicial foreclosure sale in accordance with applicable laws, and to sell and dispose of the Mortgaged Property and all the right, title, and interest of Mortgagor therein, by sale at any place authorized by law as may be specified in the notice of such sale to the highest bidder. The Mortgaged Property may be sold as a whole or in separate parts, parcels, or tracts, including separate parts, parcels or tracts located in the same county, and in such manner and order as the Mortgagee in its sole discretion may elect. The exercise of the power of sale with respect to a separate part, parcel, or tract of the Mortgaged Property in one county does not extinguish or otherwise affect the right to exercise the power of sale with respect to the other parts, parcels, or tracts of the Mortgaged Property in that or another county to satisfy the obligation secured by the Mortgage, and the right and power of sale arising out of any Event of Default shall not be exhausted by one or more sales of the Mortgaged Property. At the foreclosure Mortgagee shall be entitled to bid and to purchase the Mortgaged Property and shall be entitled to apply the Indebtedness or Obligations, or any portion thereof, in payment for the Mortgaged Property. The Mortgagee shall be authorized to retain an attorney to represent him in such proceedings. The proceeds of the sale shall be applied in accordance with Section 4.6 herein. Fees payable herein and otherwise under this Mortgage shall be limited to those reasonable fees and expenses actually incurred at standard hourly rates without reference to a specific percentage of the outstanding balance of the Indebtedness. In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the Indebtedness or Obligations, Mortgagee shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid and to recover judgment for any portion thereof remaining unpaid, with interest. The remedies provided to Mortgagee in this paragraph shall be in addition to and not in lieu of any other rights and remedies provided in this Mortgage or any other Credit Document, by law or in equity, all of which rights and remedies may be exercised by Mortgagee independently, simultaneously or consecutively in any order without being deemed to have waived any right or remedy previously or not yet exercised.

Without in any way limiting the generality of the foregoing, Mortgagee shall also have the following specific rights and remedies.

(a) To make any repairs to the Mortgaged Property which Mortgagee deems necessary or desirable for the purposes of sale.

(b) To exercise any and all rights of set-off which Mortgagee may have against any account, fund, or property of any kind, tangible or intangible, belonging to Mortgagor which shall be in Mortgagee’s possession or under its control.

(c) To cure such Event of Default, with the result that all costs and expenses incurred or paid by Mortgagee in effecting such cure shall be additional charges on the Indebtedness or Obligations which bear interest at the interest rate set forth in the Credit Agreement or applicable Credit Documents and are payable upon demand.

(d) To foreclose on the Mortgaged Property and to pursue any and all remedies available to Mortgagee at law or in equity, and in any order Mortgagee may desire, in Mortgagee’s sole discretion.

4.1.5 Receiver. Upon the occurrence of an Event of Default, Mortgagee shall be entitled to the appointment of a receiver to enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts necessary and appropriate for the operation and maintenance of the Mortgaged Property including the execution, cancellation or modification of leases, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the construction, management or maintenance of the Mortgaged Property, all on such terms as are deemed best to protect the security of this Mortgage. The receiver shall be entitled to receive a reasonable fee for so managing the Mortgaged Property. All rents collected pursuant to this paragraph shall be applied in accordance with Section 4.6 herein. Mortgagee or the receiver shall have access to the books and records used in the operation and maintenance of the Mortgaged Property and shall be liable to account only for those rents actually received. Mortgagee shall not be liable to Mortgagor or anyone claiming under or through Mortgagor, or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Mortgagor under this Section 4.1.5. If the rents of the Mortgaged Property are not sufficient to meet the costs of taking control and of managing the Mortgaged Property and collecting the rents, Mortgagee, at its sole option, may advance funds to meet the costs. Any funds expended by Mortgagee for such purposes shall become Indebtedness and Obligations of Mortgagor to Mortgagee. Unless Mortgagee and Mortgagor agree in writing to other terms of payment, such amounts shall be payable upon notice from Mortgagee to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement at the rate stated in the Credit Agreement after the occurrence of an Event of Default. The entering upon and taking and maintaining of control of the Mortgaged Property by Mortgagee or the receiver and the application of rents as provided in this Mortgage shall not cure or waive any Event of Default or invalidate any other right or remedy of Mortgagee under this Mortgage. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as secured party hereunder to the possession and control of any cash deposits or instrument at the time held by, or payable or deliverable under the terms of this Mortgage to, Mortgagee.

4.1.6 Other. Exercise all other rights, remedies and recourses granted under the Credit Agreement and the other Credit Documents or otherwise available at law or in equity.

Section 4.2 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee and the Lenders shall have all rights, remedies and recourses granted in the Credit Agreement and the other Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Agreement and the other Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Credit Agreement and the other Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.3 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Agreement and the other Credit Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 4.4 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Agreement and the other Credit Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.5 Discontinuance of Proceedings. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Agreement and the other Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee or the Lenders, as the case may be, shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Agreement and the other Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders, as the case may be, thereafter to exercise any right, remedy or recourse under the Credit Agreement and the other Credit Documents for such Event of Default.

Section 4.6 Allocation of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

4.6.1 to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver’s fees, commissions and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) Mortgagee’s reasonable court costs and reasonable attorneys’ and accountants’ fees and expenses, (3) costs of advertisement, and (4) the payment of all real estate taxes and assessments and other charges subject to which the Mortgaged Property may be sold;

4.6.2 to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

4.6.3 the balance, if any, to the payment of the Persons legally entitled thereto.

Section 4.7 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.1.4 will, after the expiration of any upset period, divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, with or without process of law.

Section 4.8 Additional Advances and Disbursements; Costs of Enforcement.

4.8.1 If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section, or otherwise under this Mortgage, the Credit Agreement or any of the other Credit Documents or applicable law, shall be deemed advances of principal evidenced by the Credit Agreement and the other Credit Documents and shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

4.8.2 Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection, foreclosure and other enforcement of this Mortgage, the Credit Agreement and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage, the Credit Agreement and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise. Attorneys’ fees and expenses payable by Mortgagor under this Section 4.8 or otherwise under this Mortgage shall be limited to those reasonable fees and expenses actually incurred at standard rates without reference to a specific percentage of the outstanding balance of the Indebtedness.

Section 4.9 No Mortgagee in Possession. Except as otherwise provided by law, neither the enforcement of any of the remedies under this Article, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Credit Agreement and the other Credit Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 4.10 Louisiana Remedies: If any Event of Default shall occur and be continuing Mortgagee may, in addition to and not in lieu of any other rights and remedies hereunder or provided by law, exercise one or more of the following rights and remedies:

4.10.1 Acceleration; Foreclosure. Mortgagee shall have the right, at its sole option, to accelerate the maturity and demand payment in full of the Indebtedness. Mortgagee shall then have the right to commence appropriate foreclosure proceedings against the Premises as provided in this Mortgage.

4.10.2 Seizure and Sale of Premises. In the event that the Mortgagee elects to commence appropriate Louisiana foreclosure proceedings under this Mortgage, Mortgagee may cause the Premises, or any part or parts thereof, to be immediately seized and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Mortgagor or placing Mortgagor in default, all of which are expressly waived.

4.10.3 Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, Mortgagor confesses judgment and acknowledges to be indebted unto and in favor of the Mortgagee, up to the full amount of the Indebtedness, in principal, interest, costs, expenses, and attorneys’ fees. To the extent permitted under applicable Louisiana law, Mortgagor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days’ delay as provided under Article 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days’ delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.

4.10.4 Keeper. Should any or all of the Premises be seized as an incident to an action for the recognition or enforcement of this Mortgage, by executory process, sequestration, attachment, writ of fieri facias or otherwise, Mortgagor hereby agrees that the court issuing any such order shall, if requested by Mortgagee, appoint Mortgagee, or any agent designated by Mortgagee, or any person or entity named by Mortgagee at the time such seizure is requested, or any time thereafter, as Keeper of the Premises as provided under La. R.S. 9:5136 et seq. Such a Keeper shall be entitled to reasonable compensation. Mortgagor agrees to pay the reasonable fees of such Keeper, which are hereby fixed at the greater of market rate or $50.00 per hour, which compensation to the Keeper shall also be secured by this Mortgage.

4.10.5 Declaration of Fact. Should it become necessary for Mortgagee to foreclose under this Mortgage, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-629, where applicable.

4.10.6 Specific Performance. Mortgagee may, in addition to the foregoing remedies, or in lieu thereof, in Mortgagee’s sole discretion, pursuant to Louisiana Civil Code Article 1986, commence an appropriate action against Mortgagor seeking specific performance of any covenant contained herein, or in aid of the execution or enforcement of any power herein granted.

4.10.7 Assignment of Leases and Rents. Notwithstanding anything to the contrary contained herein, the assignment of leases and Rents and Profits granted herein is a collateral assignment to Mortgagee of the leases and Rents and Profits to secure the Indebtedness that may be outstanding at any time and from time to time up to the Maximum Amount. Upon the occurrence of an Event of Default hereunder, then the assignment of leases and Rents and Profits granted in this Mortgage shall automatically become absolute as provided in La. R.S. 9:4401, and Mortgagee, without in any way waiving such default, at its option, upon notice and without regard to the adequacy of the security for the Indebtedness or to whether it has exercised any of its other rights or remedies hereunder, shall have the right to directly collect and receive all Rents and Profits and any other proceeds and/or payments arising under or in any way accruing under the leases assigned herein, as such amounts become due and payable and to apply the same to the Indebtedness as provided herein. Nothing herein shall be construed to limit the exercise of any remedies otherwise granted to Mortgagee in this instrument.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee and its successors and assigns all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into or modified, extended, renewed or replaced, and all of its right, title and interest in and to all Rents. If permitted under applicable law, this assignment is an absolute assignment and not merely an assignment for additional security. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all

Rents and to hold the Rents in trust for use in the payment and performance of the Indebtedness and the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Indebtedness and the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

Section 5.2 Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected first priority present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4 No Merger of Estates. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1 Security Interest. This Mortgage constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents and Property Agreements. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents and Property Agreements sent to Mortgagor at least five days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 6.2 Financing Statements. Mortgagee may prepare, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor represents and warrants that the exact legal name and address of the Mortgagor are as set forth in the first paragraph of this Mortgage; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove. Mortgagor represents and warrants that the location of the collateral that is Personalty is upon the Land. Mortgagor covenants to furnish Mortgagee with notice of any change in the name, identity, corporate structure, residence, principal place of business or mailing address of Mortgagor within ten (10) days of the effective date of any such change and Mortgagor covenants to promptly execute any financing statements or other instruments deemed necessary by Mortgagee to prevent any filed financing statement from becoming misleading or losing its perfected status.

Section 6.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage. The collateral is or includes fixtures.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with the provisions of the Credit Agreement.

Section 7.2 Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 7.3 Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

Section 7.4 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee, the Lenders, and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

Section 7.5 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Credit Agreement and the other Credit Documents shall not be deemed to be a waiver of same, and Mortgagee or the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.6 Credit Agreement. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

Section 7.7 Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the Obligations, this Mortgage shall be null and void, and upon Mortgagor’s request, Mortgagee, at Mortgagor’s expense, shall release and cancel of record the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor. In addition, as long as no Event of Default has occurred and is then continuing or would be caused thereby, if Mortgagor sells or transfers for value any portion of the Mortgaged Property as permitted under the Credit Agreement, Mortgagee shall release the liens and security interests created by this Mortgage on such Mortgaged Property or reconvey such Mortgaged Property to Mortgagor, concurrently with the consummation of such sale or other transfer. Such release or reconveyance shall be at Mortgagor’s sole cost and expense, and only upon not less than thirty days’ prior written notice to Mortgagee.

Section 7.8 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or the Lenders.

Section 7.9 Applicable Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage and the Obligations shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

Section 7.10 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.11 Entire Agreement. This Mortgage, the Credit Agreement and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Agreement and the other Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This agreement may be amended only with the written consent of the Mortgagor and Mortgagee, or their respective heirs, successors and assigns.

ARTICLE 8

LOCAL LAW PROVISIONS

Section 8.1 Louisiana Defined Terms. The term “lien” will also mean a privilege, mortgage, security interest, assignment, or other encumbrance. The term “county” shall mean “parish.” The term “real property” or “real estate” will mean “immovable property” as that term is used in the Louisiana Civil Code. The term “personal property” will mean “movable property” as that term is used in the Louisiana Civil Code. The term “easement” will mean “servitude” as that term is used in the Louisiana Civil Code. The term “building” will also include “other constructions” as that term is used in the Louisiana Civil Code. The term “condemnation” will include “expropriation” as that term is used in Louisiana law. The term “receiver” will include “keeper” as that term is used in Louisiana law. The terms “fee simple interest” and “fee simple title” will mean “full ownership interest” as that term is used in Louisiana law. The term “joint and several” shall mean “solidary” as that term is used in Louisiana law.

Section 8.2 Waiver and Release. The parties to this Mortgage hereby waive the production of mortgage, conveyance, tax, paving and other certificates and relive and release the Notary Public before whom this Mortgage was passed from all responsibilities and liabilities in connection therewith.

Section 8.3 No Paraph. Mortgagor declares that none of the Indebtedness secured by this Mortgage has been “paraphed” for identification with this Mortgage.

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THUS DONE AND PASSED, on the date first written above, by the undersigned Mortgagor in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor after due reading of the whole.

MORTGAGOR:

THE PANTRY, INC.

By:
	Name:	Frank G. Paci
	Title:	Sr. Vice President – Finance,
Chief Financial Officer and Secretary

WITNESSES:

Print Name:

Print Name:

Notary Public
(NOTARY SEAL)

Print Name:

State Bar No./Notary ID No.:
My Commission Expires:

THUS DONE AND PASSED, on the date first written above, by the undersigned Mortgagee in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagee after due reading of the whole.

MORTGAGEE:

WACHOVIA BANK, NATIONAL ASSOCIATION
a national banking association

By:
	Name:	Jorge A. Gonzalez
	Title:	Managing Director

WITNESSES:

Print Name:

Print Name:

Notary Public
(NOTARY SEAL)

Print Name:

State Bar No./Notary ID No.:
My Commission Expires:

EXHIBIT A